Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2020, relating to the 2019 financial statements of Zosano Pharma Corporation, appearing in the Annual Report on Form 10-K of Zosano Pharma Corporation for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, CA

March 13, 2020